UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 11, 2014

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 11, 2014, subsidiaries of Emmis Communications Corporation (“Emmis”), entered into a Purchase and Sale Agreement with YMF Media New York LLC and YMF Media New York License LLC (collectively, “YMF”), pursuant to which Emmis agreed to purchase the assets of radio stations WBLS-FM (New York, NY) and WLIB-AM (New York, NY) (collectively, the “Stations”) for $131 million, subject to customary adjustments and prorations. Following approval by the Federal Communications Commission (the “FCC”), expiration or earlier termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 (“HSR Act”), and the satisfaction of other customary closing conditions, the transaction is scheduled to close in two separate closings. The first closing is expected to occur promptly after receipt of the FCC’s consent to the assignment to Emmis of the Stations’ FCC licenses (likely during the summer of 2014), and will involve YMF transferring the Stations’ assets to Emmis and Emmis (i) transferring the Stations’ assets to newly-formed subsidiaries of Emmis, (ii) paying YMF $55 million of the purchase price and (iii) transferring to YMF a 49.9% ownership interest in the Emmis subsidiaries that will own the Stations’ assets. The second closing is scheduled to occur on or about February 15, 2015, and will involve the payment of the balance of the purchase price to YMF ($76 million) in exchange for the transfer to Emmis of YMF’s interest in the Emmis subsidiaries that own the Stations’ assets. The Purchase and Sale Agreement contains customary representations, warranties, covenants and indemnities, including liquidated damages in the amount of ten percent of the purchase price and specific performance remedies that may be asserted by either Emmis or YMF.
In connection with the transaction, YMF and Emmis also entered into a Local Programming and Marketing Agreement (“LMA”) pursuant to which Emmis will commence providing programming and selling advertising at the Stations on the later of March 1, 2014 or three business days after expiration or earlier termination of the applicable waiting period under the HSR Act. During the term of the LMA, Emmis will pay YMF $1.275 million per month and reimburse them for certain monthly expenses, all payable seventy-five days in arrears. YMF will retain ownership of the Stations until the first closing under the Purchase and Sale Agreement, at which time the LMA will be assigned by YMF to the Emmis subsidiary that holds the Stations’ FCC licenses. The LMA will continue in effect until the second closing under the Purchase and Sale Agreement at a reduced monthly fee of approximately $0.74 million, all of which will be paid to YMF.
The foregoing description does not purport to be a complete statement of the terms and conditions of the transaction or the rights of the parties to the foregoing agreements, and is qualified in its entirety by reference to the text of the Purchase and Sale Agreement and the Local Programming and Marketing Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.
Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about Emmis’ beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Although Emmis believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Emmis’ actual results could differ materially from those described in the forward-looking statements. Emmis’ ability to achieve its objectives could be adversely affected by the factors discussed in its Annual Report on Form 10-K for the fiscal year ended February 28, 2013 filed with the SEC, as well as, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the inability to complete the transactions described above due to the failure to satisfy the conditions required to complete the transactions, (2) the ability to recognize the benefits of the transactions, (3) the amount of the costs, fees, expenses and charges related to the transactions, (4) general industry conditions such as the competitive environment, (6) regulatory and matters and risks, (5) legislative developments, (6) changes in tax and other laws and the effect of changes in general economic conditions and (7) other risks to consummation of the transactions, including the risk that the transactions will not be consummated within the expected time period.

Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond Emmis’ ability to control or predict. Emmis undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding these risk factors and uncertainties is detailed from time to time in Emmis’ periodic filings with the SEC, including but not limited to its Annual Report on Form 10-K for the fiscal year ended February 28, 2013 filed with the SEC. These filings are also available for viewing on Emmis’ website. To access this information on Emmis’ website, please visit www.emmis.com and click on “Investors”, “SEC Filings”.

Item 7.01. Regulation FD Disclosure.

On February 11, 2014, Emmis issued a press release announcing the transactions described above. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit        Description

10.1	Purchase and Sale Agreement, dated as of February 11, 2014, by and between YMF Media New York LLC, YMF Media New York License LLC, and Emmis Radio, LLC.

The following exhibits, as well as all schedules, to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Emmis will furnish copies of the omitted exhibits and schedules to the Commission upon request:

•	Exhibit A (Assumption Agreement)

•	Exhibit B (Bill of Sale and Assignment)

•	Exhibit C (Buyer’s Closing Certificate)

•	Exhibit D (Buyer’s Performance Certificate)

•	Exhibit E (Assignment and Assumption of Contracts)

•	Exhibit G (FCC Licenses Assignment)

•	Exhibit H (Assignment and Assumption of Leases)

•	Exhibit I (LMA Assignment)

•	Exhibit J (LMA Assumed Liabilities Assumption Agreement)

•	Exhibit K (LMA Contract Assignment)

•	Exhibit L (LMA Lease Assignment)

•	Exhibit M (Seller’s Closing Certificate)

•	Exhibit N (Seller’s Performance Certificate)

•	Exhibit O (Trademark Assignment)

10.2	Exhibit P to Purchase and Sale Agreement: Form of WBLS-WLIB LLC Operating Agreement

10.3	Local Programming and Marketing Agreement, dated as of February 11, 2014, by and among Emmis Radio, LLC, YMF Media New York LLC and YMF Media New York License LLC.

99.1	Press Release dated February 11, 2014.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: February 11, 2014
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary